UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported)                                                                                                                     December 19, 2014

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7405 Irvington Road, Omaha, NE                                                                           68122

(Address of principal executive offices)                                                                (Zip Code)

Registrant's telephone number, including area code   (402) 331-3727

__________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, our compensation committee awarded restricted stock units for the 2014 fiscal year.  Among these awards were restricted stock unit grants to Christopher H. Atayan and Andrew C. Plummer, respectively, under our company's 2014 Omnibus Incentive Plan, subject to stockholder approval of that Plan.  As more fully described in Item 5.07 of this report, stockholders approved our company's 2014 Omnibus Incentive Plan at our annual meeting of stockholders on Friday, December 19, 2014.  As a result of the stockholder approval of our 2014 Omnibus Incentive Plan, Mr. Atayan and Mr. Plummer received restricted stock unit grants under our company's 2014 Omnibus Incentive Plan as of that date for 6,129 shares and 1,269 shares, respectively.  These grants are evidenced by Restricted Stock Unit Agreements, a form of which is filed as an exhibit to this report.

Each of the restricted stock unit grants was made on terms in which one-third of the restricted stock units is scheduled to vest on each of October 21, 2015, October 21, 2016, and October 21, 2017.  The restricted stock units are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient's lifetime, only by the recipient and generally will be distributed only to the recipient or the recipient's beneficiary or representative.  If, without the receipt of consideration by our company, there is any change in the number or kind of shares of our common stock outstanding by reason of a stock dividend or any other distribution upon the shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization, the number of shares underlying the restricted stock unit grants may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants.  Any fractional shares resulting from such adjustment will be rounded up to the nearest whole share.

The descriptions in this report of the restricted stock unit grants made pursuant to our company's 2014 Omnibus Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the full text of our company's 2014 Omnibus Incentive Plan and of the Restricted Stock Unit Agreements for the respective award recipients, copies of which are filed as exhibits to this report and are incorporated herein by reference.  Additional information regarding our company's 2014 Omnibus Incentive Plan is contained in our proxy statement dated November 14, 2014 prepared with respect to our December 19, 2014 annual meeting of stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

AMCON Distributing Company held its annual meeting of stockholders on Friday, December 19, 2014, at which meeting our stockholders voted upon the following matters:

●
The election of three Class III directors to hold office for a three-year term expiring at our annual meeting of stockholders following our 2017 fiscal year, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

●	The ratification and approval of the selection of McGladrey LLP as our independent registered public accounting firm for our 2013 fiscal year; and

●	The approval of our company's 2014 Omnibus Incentive Plan.

Election of Directors

At the annual meeting, Kathleen M. Evans, John R. Loyack and Timothy R. Pestotnik each was elected as a Class III director.  The following is a summary of the votes cast at the annual meeting with respect to the election of directors:

Name	Votes in Favor	Votes Withheld
Kathleen M. Evans	354,005	57,514
John R. Loyack	402,714	8,805
Timothy R. Pestotnik	402,814	8,705

There were 135,647 broker non-votes with respect to this matter.

In addition to the three Class III directors elected at the annual meeting, the persons continuing their term of office as members of our board of directors are:

Class I Directors (term to expire at the annual meeting following our 2015 fiscal year)
Jeremy W. Hobbs
Stanley Mayer
Class II Directors (term to expire at the annual meeting following our 2016 fiscal year)
Christopher H. Atayan
Raymond F. Bentele

Ratification and Approval of Independent Registered Public Accounting Firm

At the annual meeting, the selection of McGladrey LLP as our independent registered public accounting firm for our 2015 fiscal year was ratified and approved.  The following is a summary of the votes cast at the annual meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Ratification and approval of the selection of McGladrey LLP	532,774	11,055	3,337

There were no broker non-votes with respect to this matter.

Approval of our 2014 Omnibus Incentive Plan

At the annual meeting, stockholder approved our company's 2014 Omnibus Incentive Plan.  The following is a summary of the votes cast at the annual meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Approval of our company's 2014 Omnibus Incentive Plan	308,482	101,885	1,152

There were 135,647 broker non-votes with respect to this matter.

Additional information regarding the matters voted on at the annual meeting is contained in our proxy statement dated November 14, 2014.

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Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	AMCON Distributing Company 2014 Omnibus Incentive Plan.

Exhibit 10.2	Form of Restricted Stock Unit Award Agreement under the 2014 Omnibus Incentive Plan, together with a schedule identifying individual award recipients and the related terms.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY

Dated: December 19, 2014	By:	/s/ Andrew C. Plummer
Andrew C. Plummer
Vice President & Chief Financial Officer